Paul, Hastings, Janofsky & Walker LLP
                               345 California St.
                             San Francisco, CA 94104
                            Telephone (415) 835-1600
                               Fax: (415) 217-5333
                             Internet: www.phjw.com


                                 April 19, 1999


Kayne Anderson Mutual Funds
1800 Avenue of the Stars, 2nd Floor
Los Angeles, CA 90067

                     Re: Kayne Anderson High-Yield Bond Fund

Ladies and Gentlemen:

         We have acted as counsel to Kayne Anderson Mutual Funds, a Delaware business trust (the "Trust"), in connection with the Post-Effective Amendment to the Trust's Registration Statement on Form N-1A filed on February 12, 1999, with the Securities and Exchange Commission (the "Post-Effective Amendment"), relating to the issuance by the Trust of an indefinite number of $0.01 (one-cent) par value shares of beneficial interest (the "Shares") by a series of the Trust, the Kayne Anderson High-Yield Bond Fund (the "Fund").

         In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity to the originals of all records, documents, and instruments submitted to us as copies. We have based our opinion on the following:

         (a) the Trust's Agreement and Declaration of Trust dated May 24, 1996 (the "Declaration of Trust"); and the Trust's Certificate of Trust (as filed with the Delaware Secretary of State on May 29, 1996), as certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

         (b) the Bylaws of the Trust dated May 24, 1996, certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;
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         (c)      resolutions of the Trustees of the Trust adopted at the
                  January 26, 1999, meeting of the Trust, authorizing the establishment of the Fund and the issuance of the Shares;

         (d)      the Post-Effective Amendment; and

         (e) a certificate of an officer of the Trust as to certain factual matters relevant to this opinion.

         Our opinion below is limited to the federal law of the United States of America and the business trust law of the State of Delaware. We are not licensed to practice law in the State of Delaware, and we have based our opinion below solely on our review of Chapter 38 of Title 12 of the Delaware Code and the case law interpreting such Chapter as reported in Delaware Laws Annotated (Aspen Law & Business, supp. 1998) as updated on Lexis through April 6, 1999. We have not undertaken a review of other Delaware law or of any administrative or court decisions in connection with rendering this opinion. We disclaim any opinion as to any law other than that of the United States of America and the business trust law of the State of Delaware as described above, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

         Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares will be issued and sold for cash at the per-share public offering price on the date of their issuance in accordance with statements in the Fund's Prospectus included in the Post-Effective Amendment, and in accordance with the Declaration of Trust, (ii) all consideration for the Shares will be actually received by the Trust, and (iii) all applicable securities laws will be complied with, it is our opinion that, when issued and sold by the Trust, the Shares will be legally issued, fully paid and nonassessable.

         This opinion is rendered to you in connection with the Post-Effective Amendment and is solely for your benefit. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

         We hereby consent to (i) the reference to our firm as Legal Counsel in the Prospectus and Statement of Additional Information included in the Post-Effective Amendment, and (ii) the filing of this opinion as an exhibit to the Post-Effective Amendment.

                                     Sincerely yours,


                    /s/ Paul, Hastings, Janofsky & Walker LLP

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